                                                                    EXHIBIT 12.2

                     HOWMET CORPORATION (SUCCESSOR COMPANY)

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                YEAR ENDED
                                                            DECEMBER 31, 1995
                                                           --------------------
                                                               (AMOUNTS IN
                                                           MILLIONS OF DOLLARS)
Pre-tax (loss) from continuing operations.................        $(25.0)
Add:
  Interest expense and amortization of debt expense.......          45.2
  Rental expense representative of the interest factor....           1.8
                                                                  ------
  Earnings as defined.....................................        $ 22.0
                                                                  ======
Fixed charges:
  Interest expense and amortization of debt expense.......        $ 45.2
  Portion of rental expense (33%) for manufacturing and
   office facilities, and certain equipment...............           1.8
                                                                  ------
    Total fixed charges...................................        $ 47.0
                                                                  ======
Deficiency of earnings available to cover fixed charges...        $(25.0)
                                                                  ======